                                                                  EXHIBIT (h)(4)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                        AMENDED ADMINISTRATION AGREEMENT

                                    BETWEEN

                               USLICO SERIES FUND

                                      AND

                             ING FUNDS SERVICES,LLC
                         (FORMERLY PILGRIM GROUP, INC.)

                                                 ANNUAL
                                                 ------
                                           ADMINISTRATIVE FEE
                                           ------------------
                                          (as a percentage of            LAST CONTINUED/
FUND                                    average daily net assets)       APPROVED BY BOARD           REAPPROVAL DATE
----                                    -------------------------       -----------------           ---------------
Asset Allocation Portfolio                         0.10%                  July 11, 2002            September 1, 2003
Bond Portfolio                                     0.10%                  July 11, 2002            September 1, 2003
Money Market Portfolio                             0.10%                  July 11, 2002            September 1, 2003
Stock Portfolio                                    0.10%                  July 11, 2002            September 1, 2003